Exhibit 99.1

Bluejay Diagnostics and Lovell Government Services Announce Partnership to Expand Access to U.S. Federal Healthcare Markets

Partnership Establishes Federal Distribution and Co-Marketing Framework Across VA, DoD, Military Health Systems and Other Government Healthcare Channels

ACTON, Mass. and PENSACOLA, Fla. — September 8, 2026 — Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical diagnostics company focused on improving patient outcomes through its Symphony™ near-patient diagnostic platform, and Lovell Government Services, Inc. (“Lovell”), a Service-Disabled Veteran-Owned Company (“SDVOSB”) specializing in federal healthcare distribution, today announced a distribution, co-marketing and strategic partnership designed to support the introduction of Bluejay’s products into the U.S. federal healthcare market following applicable U.S. Food and Drug Administration (“FDA”) clearance or other required regulatory authorization.

The partnership is designed to establish a scalable federal market access and procurement infrastructure in advance of potential commercialization, positioning Bluejay to efficiently pursue opportunities across some of the largest government-operated healthcare systems in the United States, subject to applicable FDA clearance or other required regulatory authorization for its products.

Under the agreement, Lovell will serve as Bluejay’s exclusive distributor for federal procurement opportunities requiring or favoring SDVOSB set-aside and preferred status, including opportunities within the U.S. Department of Veterans Affairs (“VA”), Department of Defense (“DoD”), Military Health Systems (“MHS”) and Indian Health Service (“IHS”). Lovell will also have non-exclusive rights to participate in open-market federal, state and local government procurement opportunities.

Strategic Access to a Large Federal Healthcare Market

The partnership provides Bluejay with a strategic framework to access and pursue opportunities across the significant U.S. federal healthcare market, creating a potential pathway for commercial expansion if and when its devices receive applicable FDA clearance or approval and are commercially launched in the United States.

The Veterans Health Administration (“VHA”), the largest integrated healthcare system in the United States, encompasses approximately 170 major medical centers and 1,193 outpatient clinics, with a proposed FY2026 budget of approximately $165.1 billion. The broader federal healthcare opportunity includes approximately 45 U.S. military hospitals and 572 military medical clinics within the DoD healthcare system, with the Defense Health Agency (“DHA”) having a proposed FY2026 budget of approximately $64 billion. The Indian Health Service (“IHS”), with a proposed FY2026 budget of approximately $8.1 billion, serves approximately 2.8 million American Indians and Alaska Natives through approximately 170 IHS and tribally managed service units.

Together, these federal healthcare systems represent an extensive network of hospitals, medical centers, outpatient clinics and other care settings in which timely access to clinically relevant information may be important.

“We believe this partnership represents an important step in building Bluejay’s commercial infrastructure well ahead of potentially marketing medical devices in the US.” said Neil Dey, Chief Executive Officer of Bluejay Diagnostics. “The scale of the federal healthcare system is significant, and establishing a pathway into these markets could provide Bluejay with an important future commercialization channel.”

Dey continued, “We believe regulatory, manufacturing and commercial readiness should advance in parallel. Lovell brings established federal contracting infrastructure, SDVOSB capabilities and experience navigating government procurement pathways that would be difficult and time-consuming for Bluejay to develop independently.”

Lovell Brings Established Federal Market Infrastructure

Lovell Government Services specializes in helping medical and healthcare companies navigate the U.S. federal marketplace. Its experience includes working with VA medical centers, military hospitals and clinics, IHS facilities and other federal healthcare organizations.

Through the partnership, Lovell will leverage its SDVOSB status, federal contracting capabilities and industry relationships to support market development, facilitate appropriate introductions and pursue federal procurement opportunities for Bluejay. The parties may also collaborate on educational initiatives, conferences, customer engagement and other federal market-development activities.

Lovell’s established federal procurement infrastructure includes access to contract vehicles such as the VA Federal Supply Schedule (“FSS”), GSA Advantage, GSA Multiple Award Schedule (“MAS”), Defense Logistics Agency (“DLA”) DAPA and Electronic Catalog (“ECAT”). ECAT is a preferred DoD procurement vehicle for medical supplies and devices and is also utilized by the VA and IHS.

Lovell also participates in the Association of Military Surgeons of the United States (“AMSUS”), providing potential exposure to more than 8,000 federal health professionals through publications, meetings and conferences.

“We are proud to partner with Bluejay Diagnostics as they prepare to bring the Symphony platform to market. At Lovell, our mission is to connect innovative healthcare technologies with the federal healthcare providers serving our Veterans, active-duty service members, and their families. By establishing the necessary contracting and procurement pathways now, we can help position Bluejay to efficiently reach these critical healthcare systems following applicable FDA clearance,” said Chris Lovell, Major, USMC (Ret.), CEO of Lovell Government Services.

Building Commercial Readiness in Parallel With Regulatory Development

The partnership reflects Bluejay’s broader strategy of building commercialization capabilities while advancing its clinical, regulatory and manufacturing programs. Bluejay and Lovell may jointly pursue federal market-development initiatives and engage appropriate healthcare, clinical, innovation and procurement stakeholders in preparation for potential future commercialization.

Note: The Company’s Symphony™ rapid diagnostic platform is an investigational device and is limited by United States law to investigational use.

About the SYMON Clinical Study Program:

The SYMON Clinical Study Program includes SYMON-I (clinicaltrials.gov ID NCT06181604), SYMON-II (NCT06654895), and SYMON-III (NCT07425587). SYMON-I is a pilot study to determine IL-6 levels associated with various endpoints, including, but not limited to 28-day all-cause mortality and in-hospital mortality. The SYMON-II study is the pivotal study to validate the outcomes of the SYMON-I study, which the Company plans to use to support a 510(k) application to the FDA. The SYMON-III study is a pilot study to determine IL-6 levels associated with patients presenting with increasing severity of infection in the emergency department and risk of developing sepsis.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay does not yet have regulatory clearance for the Symphony System, and we will need to receive regulatory authorization from the U.S. Food and Drug Administration before Symphony can be marketed as a diagnostic product in the United States. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

About Lovell Government Services

Lovell Government Services has been a trusted Service-Disabled Veteran-Owned Small Business (SDVOSB) vendor since 2013 with a proven track record of helping suppliers successfully navigate the federal marketplace. As a five-time Inc. 5000 honoree, Lovell partners with medical, dental, pharmaceutical, and healthcare technology companies to expand access to federal healthcare systems while helping agencies streamline procurement and improve patient care for Veterans, military personnel, and other federal beneficiaries.

Learn more at www.lovellgov.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in Part II, Item 1A, “Risk Factors” in its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Neil Dey

Bluejay Diagnostics, Inc.

ir@bluejaydx.com
Website: www.bluejaydx.com

Lovell Government Services Contact:

Jeff McKay Lovell Government Services

media@lovellgov.com

850-912-4680

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